                As filed with the Securities Exchange Commission on May 16, 2001
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      TERAYON COMMUNICATION SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                           77-0328533
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         -----------------------------

                             2952 Bunker Hill Lane
                            Santa Clara, CA  95054
                   (Address of principal executive offices)

                         -----------------------------

                          1997 Equity Incentive Plan
                    1999 Non-Officer Equity Incentive Plan
                           (Full title of the plans)


                                Dr. Zaki Rakib
                            Chief Executive Officer
                      Terayon Communication Systems, Inc.
                             2952 Bunker Hill Lane
                            Santa Clara, CA  95054
                                (408) 727-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ----------------------------

                                  Copies to:
                                Jamie E. Chung
                               Rachel N. Halpren
                                Audrey K. Scott
                              Cooley Godward LLP
                              One Maritime Plaza
                                  20th Floor
                         San Francisco, CA  94111-3580
                                (415) 693-2000

                              Cooley Godward LLP
                         ----------------------------

                        CALCULATION OF REGISTRATION FEE



 Title of Securities to            Amount to be         Proposed Maximum         Proposed Maximum            Amount of
 be Registered                      Registered         Offering Price Per       Aggregate Offering       Registration Fee
                                                            Share (1)                Price (1)
Shares of Common Stock,             3,000,000               $ 5.74                   $ 17,220,000.00         $  4,305.00
 par value $.001 per
 share, reserved for
 future issuance under
 the 1997 Equity
 Incentive Plan
========================================================================================================================
Shares of Common Stock,             6,546,748               $22.85                   $149,553,191.80         $ 37,383.30
 par value $.001 per
 share, subject to
 outstanding options
 granted under the 1999
 Non-Officer Equity
 Incentive Plan
========================================================================================================================
Shares of Common Stock,             3,453,252               $ 5.74                   $ 19,821,666.48         $  4,955.42
 par value $.001 per
 share, reserved for
 future issuance under
 the 1999 Non-Officer
 Equity Incentive Plan
========================================================================================================================
Totals                             13,000,000                                                                $ 46,643.72
========================================================================================================================

____________________
(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Terayon Communication Systems, Inc. (Registrant or Company) 1997 Equity Incentive Plan and the 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the Act)) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on May 15, 2001 for shares available for future grant pursuant to the 1997 Equity Incentive Plan and shares available for future issuance pursuant to the 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(c) under the Act).

                   INCORPORATION BY REFERENCE OF CONTENTS OF
             REGISTRATION STATEMENTS ON FORMS S-8 NOS. 333-66139,
                 333-93779, 333-4470, 333-47154 AND 333-53788

     The contents of Registration Statements on Forms S-8 Nos. 333-66139, 333-93779, 333-4470, 333-47154 and 333-53788 filed with the Securities and Exchange Commission on October 26, 1998, December 29, 1999, August 29, 2000, October 2, 2000 and January 16, 2001, respectively, are incorporated by reference herein.

                                   EXHIBITS

Exhibit
Number

  5.1  Opinion of Cooley Godward LLP.

 23.1  Consent of Ernst & Young LLP, Independent Auditors.

 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on May 16, 2001.

                                  TERAYON COMMUNICATION SYSTEMS, INC.

                                  By: /s/ Dr. Zaki Rakib
                                     -------------------
                                     Dr. Zaki Rakib
                                     Chief Executive Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                          Title                                    Date
----------------------------------------------  -------------------------------------------  ----------------------------------
/s/ Dr. Zaki Rakib                              Chief Executive Officer, Secretary and       May 16, 2001
----------------------------------------------  Director (Principal Executive Officer)
     Dr. Zaki Rakib

          *                                     Chief Financial Officer (Principal           May 16, 2001
----------------------------------------------  Financial and Accounting Officer)
     Ray M. Fritz

          *                                     Director                                     May 16, 2001
----------------------------------------------
     Michael D'Avella

          *                                     Director                                     May 16, 2001
----------------------------------------------
     Alek Krstajic

          *                                     President and Chairman of the Board of       May 16, 2001
----------------------------------------------  Directors
     Shlomo Rakib

          *                                     Director                                     May 16, 2001
----------------------------------------------
     Christopher J. Schaepe

          *                                     Director                                     May 16, 2001
----------------------------------------------
     Lewis Solomon

          *                                     Director                                     May 16, 2001
----------------------------------------------
     Mark A. Stevens

*By:  /s/ Dr. Zaki Rakib
    -------------------------
       Dr. Zaki Rakib
       Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number                   Description

  5.1     Opinion of Cooley Godward LLP.

 23.1     Consent of Ernst & Young LLP, Independent Auditors.

 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.